SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.

                             ARTICLES SUPPLEMENTARY

         Seligman Henderson Global Fund Series, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland and registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The total number of shares of capital stock of all classes which the Corporation has authority to issue is hereby increased to 2,000,000,000 shares of capital stock (par value $0.001 per share), amounting to an aggregate par value of $2,000,000.00, of which 500,000,000 shares are classified as the "Seligman Henderson International Fund Class", 500,000,000 shares are classified as the "Seligman Henderson Global Smaller Companies Fund Class", 500,000,000 shares are classified as the "Seligman Henderson Global Technology Fund Class" and 500,000,000 shares are classified as the "Seligman Henderson Global Growth Opportunities Fund Class".

         SECOND: The shares of each of the Seligman Henderson International Fund Class, the Seligman Henderson Global Smaller Companies Fund Class, the Seligman Henderson Global Technology Fund Class and the Seligman Henderson Global Growth Opportunities Fund Class aforesaid shall have all the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as those respectively set forth for such Classes of Shares in the Corporation's Charter as it may be supplemented or amended from time to time.

         THIRD: The Board of Directors of the Corporation on September 21, 1995 duly adopted and approved a resolution in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland in which was set forth the foregoing increase in capital stock of the Corporation.

         FOURTH: The shares of the Seligman Henderson International Fund Class, the Seligman Henderson Global Smaller Companies Fund Class, the Seligman Henderson Global Technology Fund Class and the Seligman Henderson Global Growth Opportunities Fund Class aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

         FIFTH (a) The total number of shares of capital stock of all classes which the Corporation was heretofore authorized to issue was 150,000,000 shares of capital stock (par value $0.001), amounting to an aggregate par value of $150,000.00, of which 40,000,000 shares were classified as the "Seligman Henderson International Fund Class", 50,000,000 shares were classified as the "Seligman Henderson Global Smaller Companies Fund Class", 50,000,000 shares are classified as the "Seligman Henderson Global Technology Fund Class" and 10,000,000 shares were classified as the "Seligman Henderson Global Growth Opportunities Fund Class."

                  (b) The total number of shares of Common Stock is increased by these Articles Supplementary to 2,000,000,000 shares of the par value of $0.001 each and of the aggregate par value of $2,000,000.00, of which 500,000,000 shares are classified as the "Seligman Henderson International Fund Class", 500,000,000 shares are classified as the "Seligman Henderson Global Smaller Companies Fund Class", 500,000,000 shares are classified as the "Seligman Henderson Global Technology Fund Class" and 500,000,000 shares are classified as the "Seligman Henderson Global Growth Opportunities Fund Class."

                  (c) The Corporation currently has only four classes of Common Stock outstanding.

         IN WITNESS WHEREOF, SELIGMAN HENDERSON GLOBAL FUND SERIES, INC. has caused these Articles Supplementary to be signed in its name and on hits behalf by its President and witnessed by its Secretary, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the corporate act of the Corporation and has stated under penalties of perjury that to the best of his knowledge, information and belief that the matters and facts set forth with respect to approval are true in all material respects, all on October 22, 1995.

                              SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.


                              By:  _________________________________
                                         Brian T. Zino, President


Witness:


-----------------------------
Frank J. Nasta
Secretary